UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2007

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
149 Avenue of the Common - Suite 4 Shrewsbury, New Jersey 07719 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1-	REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01	Entry into Material Definitive Agreement

Stratus Services Group, Inc. (the “Company”) announced on January 24, 2007 that it has reduced the exercise price of its warrants to purchase common stock to $.50 per share and extended the expiration date of the warrants to January 14, 2008. Previously, the exercise price of the warrants was $.76 per share and the warrants were to expire on January 14, 2007. As of January 24, 2007, warrants to purchase an aggregate 14,213,653 shares of common stock were outstanding. The Company and its Warrant Agent, American Stock Transfer & Trust Company, have executed a First Amendment to Warrant Agreement effective as of January 14, 2007 which reflects the revised exercise price and expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: January 24, 2007	By:	/s/ Joseph J. Raymond

President and Chief Executive Officer